        EXHIBIT 99.1

Shutterstock Reports Second Quarter 2020 Financial Results
Declares Quarterly Dividend of $0.17 per share

New York, NY - July 28, 2020 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global technology company offering a creative platform for high-quality content, tools and services, today announced financial results for the second quarter ended June 30, 2020.
Commenting on the Company’s performance, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “Shutterstock delivered a strong second quarter characterized by revenue that surpassed our expectations. Our margin expansion initiatives have begun to take hold, which has resulted in record adjusted EBITDA for the quarter. I am impressed by the resiliency of our business and our ability to deliver strong performance in the current operating environment. Based on a higher level of confidence we have in our business outlook, we are accelerating several targeted investments in our platform solutions offering and marketing and brand building to support growth in our subscriptions products.

Jarrod Yahes, the Company’s Chief Financial Officer, said, “As our business evolves towards a primarily subscription-based model, we are now disclosing additional key operating metrics to the investor community. We expect the increase in subscriber revenues to result in greater operating leverage and allow us to consistently deliver incremental margin expansion over a sustained period of time. In order to highlight our market opportunity and business model, we have made a new interactive investor relations microsite available to investors this quarter.”

Second Quarter 2020 highlights compared to Second Quarter 2019:
        Key Operating Metrics
•Subscribers increased 29%, to 223,000.
•Subscriber revenue increased 8% to $62.7 million.
•Average revenue per customer, increased 0.2% to $326.
•Paid downloads decreased 6% to 44.0 million.
•Revenue per download increased by $0.17 to $3.61.
•Image collection expanded 21% to approximately 340 million images.
•Footage collection expanded 27% to approximately 19 million clips.

        Financial Highlights
•Revenue decreased 2% to $159.2 million. On a constant currency basis, revenue decreased 1%.
•Income from operations increased by $19.5 million to $22.5 million.
•Net income increased by $15.7 million to $19.0 million.
•Adjusted EBITDA increased by $11.9 million to $37.0 million.
•Diluted EPS increased by $0.44 to $0.53 per share.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html

SECOND QUARTER RESULTS
Revenue
Second quarter revenue of $159.2 million decreased $2.5 million or 2% as compared to 2019. Revenue generated through our E-commerce sales channel increased 1% as compared to the second quarter of 2019, to $98.2 million, and represented 62% of total revenue in the second quarter of 2020. Revenue from our Enterprise sales channel decreased 6% as compared to the second quarter of 2019, to $61.1 million, and represented 38% of second quarter revenue in 2020.
On a constant currency basis, revenue decreased 1% in the second quarter of 2020 as compared to the second quarter of 2019. On a constant currency basis, E-commerce revenue increased by 2.0% in the second quarter of 2020, as compared to the second quarter of 2019. On a constant currency basis, Enterprise revenue decreased by approximately 5% in the second quarter of 2020, as compared to the second quarter of 2019.

Net income and Income per diluted share
Net income of $19.0 million, increased $15.7 million as compared to $3.3 million for the second quarter in 2019. Net income per diluted share was $0.53, as compared to $0.09 for the same period in 2019. This increase is primarily due to our margin expansion initiatives which have resulted in lower operating expenses in the second quarter of 2020.
Adjusted net income per diluted share was $0.62 as compared to $0.33 for the second quarter of 2019, a increase of $0.29 per diluted share.

Adjusted EBITDA
Adjusted EBITDA of $37.0 million for the second quarter of 2020 increased $11.9 million, or 48%, as compared to the second quarter of 2019, driven primarily by lower operating expenses resulting from our margin expansion. The adjusted EBITDA margin increased to 23.3% from 15.5% in the second quarter of 2019.
LIQUIDITY
Our cash and cash equivalents increased by $7.9 million to $311.2 million at June 30, 2020, as compared with $303.3 million at December 31, 2019. This increase was driven by $36.3 million of net cash provided by our operating activities, partially offset by $15.4 million used in investing activities and $14.9 million used in financing activities. Net cash provided by our operating activities was impacted by a one-time $7.8 million payment related to long-term incentives made in conjunction with our 2017 acquisition of Flashstock Technology, Inc. (“Flashstock”), in addition to unfavorable impacts due to changes in the timing of payments pertaining to operating expenses. Cash used in investing activities primarily consists of $14.0 million related to capital expenditures. Cash used in financing activities includes $12.1 million related to the payment of the quarterly cash dividend.
Free cash flow was $28.6 million for 2020, a decrease of $3.2 million from 2019. This change was primarily driven by lower cash flows from operating activities. Free cash flow for the six months ended June 30, 2020 is presented excluding a nonrecurring payment of $7.8 million with respect to long-term incentives related to our 2017 acquisition of Flashstock.

QUARTERLY CASH DIVIDEND
We declared and paid cash dividends of $0.34 per common share, or $12.1 million during the six months ended June 30, 2020.
On July 20, 2020, the Board of Directors declared a dividend of $0.17 per share of outstanding common stock, payable on September 17, 2020 to stockholders of record at the close of business on September 3, 2020.

KEY OPERATING METRICS

	Three Months Ended June 30,
	2020	2019

Subscribers (end of period)(1)	223,000	173,000
Subscriber revenue (in millions)(2)	$62.7	$57.9

Average revenue per customer (trailing twelve months)(3)	$326	$325
Paid downloads (in millions)(4)	44.0	46.6
Revenue per download (5)	$3.61	$3.44
Content in our collection (end of period, in millions)(6):
Images	340	280
Footage clips	19	15
_______________________________________________________________________________________________________________________
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the trailing twelve month period by customers. We define customers as total active, paying customers that contributed to total revenue over the trailing twelve month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our photographs, vectors, illustrations, footage or music tracks. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5) Revenue per download is the amount of content-related revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. We exclude content from this collection metric that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin, billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense and income taxes; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth (including by distribution channel) on a constant currency basis as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; billings as revenue adjusted for the change in deferred revenue during the period; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition, and, with respect to the three months ended March 31, 2020, a payment associated with long-term incentives related to our 2017 acquisition of Flashstock. These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin, billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin and adjusted net income provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and after excluding the impact of nonrecurring payments associated with long-term incentives related to our 2017 acquisition of Flashstock, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin, billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted net income, billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its second quarter and full year financial results during a teleconference today, July 28, 2020, at 8:30 AM ET. The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 2957776. A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until August 5, 2020 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 2957776.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 1 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 340 million images and more than 19 million footage clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media offering; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; and Shutterstock Editorial, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding management’s future business, future results of operations or financial condition, new or planned features, products or services, management strategies, Shutterstock’s expectations regarding financial outlook and future growth and profitability and statements regarding anticipated improvements in operations. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. However, not all forward-looking statements contain these words. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; public health crises including the COVID-19 pandemic; general economic and political conditions worldwide, including disruption and volatility caused by COVID-19 and any resulting economic recession; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Media Contact:	Investor Contact:
Niamh Hughes	Chris Suh
917-563-4991	646-257-4825
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$159,230	$161,741	$320,515	$325,073

Operating expenses:
Cost of revenue	63,811	68,526	132,934	137,744
Sales and marketing	35,557	44,488	78,217	88,934
Product development	12,485	13,594	25,554	28,580
General and administrative	24,832	32,063	55,484	58,646
Total operating expenses	136,685	158,671	292,189	313,904
Income from operations	22,545	3,070	28,326	11,169
Other income, net	149	584	662	1,480
Income before income taxes	22,694	3,654	28,988	12,649
Provision for income taxes	3,707	355	5,683	1,828
Net income	$18,987	$3,299	$23,305	$10,821

Earnings per share
Basic	$0.53	$0.09	$0.65	$0.31
Diluted	$0.53	$0.09	$0.65	$0.30

Weighted average common shares outstanding:
Basic	35,652	35,232	35,587	35,174
Diluted	35,906	35,504	35,894	35,499

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	June 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$311,157	$303,261
Accounts receivable, net of allowance of $3,608 and $3,579	48,744	47,016
Prepaid expenses and other current assets	26,590	26,703
Total current assets	386,491	376,980
Property and equipment, net	54,240	58,834
Right-of-use assets	42,097	45,453
Intangibles assets, net	25,182	26,669
Goodwill	88,167	88,974
Deferred tax assets, net	13,727	14,387
Other assets	16,427	19,215
Total assets	$626,331	$630,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,504	$6,104
Accrued expenses	51,554	53,864
Contributor royalties payable	24,248	25,193
Deferred revenue	138,229	141,922
Other liabilities	10,347	18,811
Total current liabilities	228,882	245,894
Lease liabilities	44,280	47,313
Other non-current liabilities	9,669	9,160
Total liabilities	282,831	302,367
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 38,245 and 38,055 shares issued and 35,687 and 35,497 shares outstanding as of June 30, 2020 and December 31, 2019, respectively	382	381
Treasury stock, at cost; 2,558 shares as of June 30, 2020 and December 31, 2019	(100,027)	(100,027)
Additional paid-in capital	319,412	312,824
Accumulated other comprehensive loss	(8,414)	(6,220)
Retained earnings	132,147	121,187
Total stockholders’ equity	343,500	328,145
Total liabilities and stockholders’ equity	$626,331	$630,512

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,987	$3,299	$23,305	$10,821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,851	13,403	21,370	25,319
Deferred taxes	1,079	(2,011)	693	(1,312)
Non-cash equity-based compensation	3,636	7,751	9,396	12,375
Bad debt expense	428	(3)	1,086	(635)
Changes in operating assets and liabilities:
Accounts receivable	(3,952)	1,066	(3,279)	(2,746)
Prepaid expenses and other current and non-current assets	2,256	4,726	49	1,944
Accounts payable and other current and non-current liabilities	(1,759)	(95)	(4,045)	1,899
Long-term incentives related to acquisitions	—	—	(7,759)	—
Contributor royalties payable	(1,391)	(1,079)	(840)	1,059
Deferred revenue	(651)	(23)	(3,633)	(1,981)
Net cash provided by operating activities	$29,484	$27,034	$36,343	$46,743

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(6,247)	(6,473)	(13,966)	(13,726)
Proceeds from sale of Webdam, net	—	—	—	2,500
Acquisition of content	(854)	(732)	(1,577)	(1,277)
Security deposit release	74	25	105	25
Net cash used in investing activities	$(7,027)	$(7,180)	$(15,438)	$(12,478)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	629	4	629	218
Cash paid related to settlement of employee taxes related to RSU vesting	(1,675)	(1,091)	(3,436)	(5,181)
Payment of cash dividend	(6,058)	—	(12,098)	—
Net cash used in financing activities	$(7,104)	$(1,087)	$(14,905)	$(4,963)

Effect of foreign exchange rate changes on cash	93	161	(717)	(1,085)
Net increase in cash, cash equivalents and restricted cash	15,446	18,928	5,283	28,217

Cash, cash equivalents and restricted cash, beginning of period	295,711	242,754	305,874	233,465
Cash, cash equivalents and restricted cash, end of period	$311,157	$261,682	$311,157	$261,682

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$433	$1,175	$927	$1,480

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$18,987	$3,299	$23,305	$10,821
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	10,851	13,403	21,370	25,319
Non-cash equity-based compensation	3,636	7,751	9,396	12,375
Other adjustments, net (1)	(149)	298	(662)	305
Provision for income taxes	3,707	355	5,683	1,828
Adjusted EBITDA	$37,032	$25,106	$59,092	$50,648
Adjusted EBITDA margin	23.3%	15.5%	18.4%	15.6%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$18,987	$3,299	$23,305	$10,821
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	3,636	7,751	9,396	12,375
Tax effect of non-cash equity-based compensation (2)	(854)	(1,822)	(2,208)	(2,909)
Acquisition-related amortization expense	514	2,407	1,082	3,297
Tax effect of acquisition-related amortization expense (2)	(121)	(498)	(254)	(707)
Acquisition-related long-term incentives and contingent consideration	—	882	—	1,786
Tax effect of acquisition-related long-term incentives and contingent consideration (2)	—	(234)	—	(474)
Adjusted net income	$22,162	$11,785	$31,321	$24,189

Net income per diluted share	$0.53	$0.09	$0.65	$0.30
Adjusted net income per diluted share	$0.62	$0.33	$0.87	$0.68
Weighted average diluted shares	35,906	35,504	35,894	35,499
____________________________________________________________________________________________________________________
(2)Tax effect reflects the estimated impact of the adjustment on the provision for income taxes.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total Revenues	$159,230	$161,741	$320,515	$325,073

Revenue growth	(2)%	3%	(1)%	5%
Revenue growth on a constant currency basis	(1)%	5%	(1)%	7%

E-commerce revenues	$98,164	$96,993	$197,900	$195,106
Revenue growth: E-commerce	1%	6%	1%	8%
Revenue growth: E-commerce on a constant currency basis	2%	7%	2%	10%

Enterprise revenues	$61,066	$64,748	$122,615	$129,967
Revenue growth: Enterprise	(6)%	0%	(6)%	4%
Revenue growth: Enterprise on a constant currency basis	(5)%	2%	(5)%	6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$29,484	$27,034	$36,343	$46,743
Capital expenditures	(6,247)	(6,473)	(13,966)	(13,726)
Content acquisition	(854)	(732)	(1,577)	(1,277)
Payments associated with long-term incentives related to acquisitions	—	—	7,759	—
Free cash flow	$22,383	$19,829	$28,559	$31,740

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19

Subscribers (end of period, in thousands) (1)	223	209	194	184	173	161
Subscriber revenue (in millions) (2)	$62.7	$63.9	$60.5	$60.1	$57.9	$58.0

Average revenue per customer (trailing twelve months) (3)	$326	$329	$330	$327	$325	$323
Paid downloads (in millions) (4)	44.0	46.8	47.7	46.3	46.6	47.2
Revenue per download (5)	$3.61	$3.42	$3.44	$3.40	$3.44	$3.42
Content in our collection (end of period, in millions): (6)
Images	340	330	314	297	280	260
Footage clips	19	18	17	16	15	14

Revenue and Billings by Sales Channel(7)

	Three Months Ended
	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
	(in millions)
E-commerce revenue	$98.2	$99.7	$100.9	$96.2	$97.0	$98.1
Enterprise revenue	61.1	61.5	65.5	62.8	64.7	65.2
Total revenue	$159.2	$161.3	$166.4	$159.1	$161.7	$163.3

Change in total deferred revenue	$(0.7)	$(3.0)	$4.4	$0.4	$(0.2)	$(2.2)
Total billings	$158.6	$158.2	$170.8	$159.5	$161.5	$161.1

_______________________________________________________________________________________________________________________
(1)Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2)Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3)Average revenue per customer is calculated by dividing total revenue for the trailing twelve month period by customers. We define customers as total active, paying customers that contributed to total revenue over the trailing twelve month period.
(4)Paid downloads is the number of downloads that our customers make in a given period of our photographs, vectors, illustrations, footage or music tracks. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5)Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6)Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. We exclude content from this collection metric that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.
(7)Certain amounts in the table may not foot due to rounding.